                                                                     EXHIBIT 5.2



                                                           Paris, April 11, 2003
Total Fina Elf S.A.
2 place de la Coupole
92078 Paris La Defense Cedex
France

TotalFinaElf Capital S.A.
2 place de la Coupole
92078 Paris La Defense Cedex
France

Dear Ladies and Gentlemen:


In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of US$4,000,000,000 aggregate amount of debt securities (the "Debt Securities") of Total Fina Elf S.A., a societe anonyme organized under the laws of France ("TFE"), and guaranteed debt securities (the "Guaranteed Securities") of TotalFinaElf Capital S.A., a societe anonyme organized under the laws of the Republic of France ("TFE Capital"), and the related guarantee of the Guaranteed Securities (the "Guarantee") by TFE, I, as Group U.S. Counsel of TFE, have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

(1)   when (i) the Registration Statement has become effective under the Act,
      (ii) the Indenture relating to the Guaranteed Securities has been duly authorized, executed and delivered, (iii) the terms of the Guaranteed Securities and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon TFE Capital or TFE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over TFE Capital or TFE, (iv) the terms of the Guarantee have been duly established in conformity with such Indenture, (v) the Guaranteed Securities have been duly executed, authenticated and delivered in accordance with such Indenture, (vi) the text of the Guarantee has been endorsed on the Guaranteed Securities as contemplated in such Indenture and (vii) the Guaranteed Securities have been issued and sold as contemplated in the Registration Statement:

      (a) the Guaranteed Securities will constitute valid and legally binding obligations of TFE Capital, and

      (b) the Guarantee will constitute a valid and legally binding obligation of TFE,

      subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(2)   when (i) the Registration Statement has become effective under the Act,
      (ii) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon TFE and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over TFE, (iv) the Debt Securities have been duly executed and authenticated in accordance with such Indenture, and (v) the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of TFE, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

The foregoing opinion is limited to the laws of the State of New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying as to all matters governed by the laws of the Republic of France upon the opinion dated April 11, 2003 of Alain-Marc Irissou, General Counsel to TFE, which opinion is being delivered to you by such counsel.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Guaranteed Securities, the Guarantees and the Debt Securities and to the references to me under the caption "Validity of Securities" in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ Jonathan E. Marsh
---------------------
Jonathan E. Marsh
Group U.S. Counsel